STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of November 25, 1997, by and between Florence B. Schwartzberg, an individual with an address at 373 Island Avenue, Woodmere, New York 11598 (the "Seller") and News Communications, Inc., a Nevada corporation, with an address at 174-15 Horace Harding Expressway, Fresh Meadows, New York 11365 (the "Purchaser").

                                    RECITALS

            1. The Seller owns an aggregate of ten (10) shares (the "Shares") of Common Stock, no par value, of South Shore Publishers, Inc. (the "Company"), a corporation engaged in the business of publishing a weekly newspaper (the "Business").

            2. The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Shares, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                                PURCHASE AND SALE

            Section 1.1. Sale of the Shares. Simultaneously with the execution and delivery of this Agreement, the Seller shall sell, transfer and assign to the Purchaser, and the Purchaser shall acquire from the Seller, all of the Shares, free and clear of all claims, liens, security interests, pledges, charges, restrictions or other encumbrances ("Liens"), and the Seller shall deliver to the Purchaser certificates representing the Shares, duly endorsed or accompanied by stock powers duly endorsed in blank.



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            Section 1.2. Purchase Price; Adjustment.

      (a) The aggregate purchase price for the Shares is $422,000 (the "Purchase Price"). The Purchase Price shall be paid by the Purchaser to the Seller, on the Closing Date, by certified check or wire transfer to an account designated by the Seller, minus the Escrow Amount (as defined below).

      (b) On the Closing Date, the Purchaser shall deposit with Rivkin, Radler & Kremer, as escrow agent, a portion of the Purchase Price in the amount of $42,200 (the "Escrow Amount") for purposes of satisfying the Working Capital Shortfall (as defined below), if applicable, and the Indemnification obligations, if applicable, of the Seller pursuant to Section 8.1 hereof. The Escrow Amount shall be held in escrow and released pursuant to the terms of the Escrow Agreement annexed hereto as Exhibit A.

      (c) As soon as practicable, but in no event later than thirty (30) calendar days following the Closing Date, the Purchaser shall prepare and deliver to the Seller a calculation of the Net Working Capital (as hereinafter defined) of the Company as of the Closing Date (the "Closing Date Net Working Capital") prepared in accordance with generally accepted accounting principles ("GAAP") on a basis consistent with the Company's past accounting practices and procedures. The Purchaser will provide the Seller with access to all workpapers, records and personnel reasonably necessary for the Seller to review the Closing Date Net Working Capital. If, as soon as reasonably practical following the Purchaser's delivery of the Closing Date Net Working Capital (but in no event later than 60 calendar days following the Closing Date), the Seller shall have any disagreement with respect thereto, the Seller will give written notice to the Purchaser within the 60 calendar-day period, specifying such disagreement and the Seller's basis therefor. The failure by the Seller to express her disagreement within the 60 calendar-day period


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will constitute the Seller's acceptance of the Closing Date Net Working Capital as determined by the Seller and the Closing Date Net Working Capital shall constitute the "Final Net Working Capital". If the Purchaser and the Seller are unable to resolve any disagreement between them within 15 calendar days after the giving of notice of such disagreement, the items in dispute (collectively, the "Disputed Items") will promptly be referred for determination to an accounting firm to be selected, jointly, by the Purchaser and the Seller (the "Accountants"). The Accountants shall, within 30 calendar days of the date on which a Disputed Item has been referred to them for determination, (a) make a determination only as to each of the Disputed Items and shall have no authority to review and make a determination with respect to any item which has not been submitted by the parties hereto for determination by the Accountants and (b) based on the items not in dispute and on the Accountants' determination of the Disputed Items, calculate the resultant Net Working Capital (the "Final Net Working Capital"), which determination and calculation will be (i) in writing,
(ii) promptly furnished to each of the parties hereto after the Disputed Items have been referred to the Accountants (but in any event within 30 calendar days), (iii) made in accordance with this Agreement and (iv) conclusive and binding upon each of the parties hereto. In connection with their determination of the Disputed Items, the Accountants will be entitled to review the workpapers, trial balances and similar materials and any books and records related thereto. The fees and expenses of the Accountants will be shared equally by the Purchaser and the Seller. For purposes hereof, "Net Working Capital" shall mean: the cash and accounts receivables and prepaid expenses of the Company, less the accounts payable and accrued expenses of the Company (only to the extent such accounts payable and accrued expenses have not otherwise been paid by, or reserved for the account of, the Seller), existing as of the Closing Date determined in accordance with GAAP consistently applied in


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accordance with the Company's past practices. For the avoidance of doubt, but without limiting the prior sentence, the liabilities and payables set forth on
Schedule 1.2 hereto, have been paid by, or reserved for the account of, the Seller and, accordingly, are excluded from the calculation of the Final Net Working Capital.

      (d) If the Final Net Working Capital is less than $58,569 (the "June 30th Working Capital"), then the Purchase Price shall be reduced at the rate of one dollar for each dollar that the Final Net Working Capital is less than the June 30th Working Capital (the "Working Capital Shortfall"). The Shortfall, if any, shall be paid by the Seller to the Purchaser by wire transfer or certified check within thirty (30) business days of the determination of the Final Net Working Capital. If the Final Net Working Capital is more than the June 30th Working Capital (the "Working Capital Excess"), then the Purchase Price shall be increased at the rate of one dollar for each dollar that the Final Net Working Capital is more than the June 30th Working Capital. The Excess, if any, shall be paid by the Purchaser to the Seller by wire transfer or certified check within thirty (30) business days of the determination of the Final Net Working Capital.

            Section 1.3. Closing Date. The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of Rivkin, Radler & Kremer, counsel to the Seller, on or before November 15, 1997, or as otherwise extended by written agreement of the parties (the "Closing Date").

                                   ARTICLE 2.
                               REPRESENTATIONS AND
                            WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Purchaser as follows:

            Section 2.1. Authorization; Organization; Standing. The Seller has the legal capacity to enter into this Agreement and each other agreement contemplated to be executed by


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the Seller in connection herewith (the "Seller Related Agreements") and to carry out the transactions contemplated hereby and thereby and this Agreement and each of the Seller Related Agreements. This Agreement and each of the Seller Related Agreement has been duly executed by Seller and constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by the Bankruptcy Code or other laws affecting creditors' rights generally and except as the application of equitable principles may limit the right of specific performance. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to own and lease its properties and to carry on its business as now conducted. The Company is duly qualified, admitted or otherwise authorized to transact business, and is in good standing, in each jurisdiction which the conduct or nature of the Company's business requires it to be so qualified, admitted or otherwise authorized, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company (a "Material Adverse Effect").

            Section 2.2. Capitalization; Options or Other Rights. The Company has authorized capital stock consisting of two hundred (200) shares of Common Stock, no par value, of which ten (10) shares are issued and outstanding. All of the issued and outstanding Shares have been duly authorized and are validly issued and are fully paid and non-assessable. There are no commitments, plans or arrangements of the Company to repurchase, redeem, issue or sell, and no outstanding options, warrants, convertible securities or other rights calling for the issuance of, or exchangeable for, additional shares of the capital stock of the Company. The Shares are not the subject of any voting trust agreement or other agreement relating to the voting thereof or


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restricting in any way the sale or transfer thereof. The Shares are owned by the
Seller, free and clear of any and all Liens. Upon the payment of the Purchase Price to the Seller at the Closing, the Seller will convey good and marketable title to the Shares to the Purchaser, free and clear of all Liens.

            Section 2.3. Subsidiaries. The Company has no subsidiaries. The Company does not own any shares of, or have any equity interest in, any corporation, partnership, joint venture, association or other business organization.

            Section 2.4. Contravention; Consents and Approvals.

      (a) Except as set forth on Schedule 2.4(a) hereto, the execution and delivery of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereby by the Seller will not, require any filing, action, notice, authorization, consent or approval of any person, entity or governmental body (the "Seller Consents").

      (b) Except as set forth on Schedule 2.4(a), and subject to obtaining the Seller Consents, the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby by the Seller will not (A) result in a breach of the terms or conditions of, or constitute a default under or violate or give any third party the right to accelerate any obligation under (1) any provision of any material law, regulation or ordinance applicable to the Business, (2) the Certificate of Incorporation or By-laws of the Company, (3) any material agreement, lease, mortgage, note, bond, indenture, or other instrument or undertaking to which the Company or the Seller is bound, or (4) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body; or (B) result in the creation or imposition of any Lien upon the property, assets or business of the Company or the Seller.


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            Section 2.5. Financial Statements. Schedule 2.5 hereto contains the unaudited balance sheets of the Company for the twelve month period ending December 31, 1996, the four month period ending April 30, 1997 and the six month period ending June 30, 1997 (the "Interim Financial Statement"), and the related statements of operations and stockholders' equity in the Company for the periods then ended (collectively the "Financial Statements"). Except as described on
Schedule 2.5, the Financial Statements have been prepared from and in accordance with the books and records of the Company, in accordance with past custom and practice and present fairly the financial condition and results of operations of the Company in all material respects as of the dates and for the periods indicated.


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            Section 2.6. Real and Personal Property; Liens.

      (a) The Company does not own any real property.

      (b) Subject to Section 2.6(c) hereof, and except as provided in Schedule 2.6(c) hereto, the Company has good, valid and marketable title to, or valid and enforceable leasehold interests in, all property and assets, whether personal or mixed, tangible or intangible, owned or used by the Company in the operation of the Business (collectively, the "Personal Property") (except Personal Property disposed of in the ordinary course of business consistent with past custom and practice between the date hereof and the Closing Date). All of the Personal Property that is tangible is in all material respects in good condition and repair, ordinary wear and tear excepted and is adequate to permit the Company to conduct its business in substantially the same manner as heretofore conducted.

      (c) The Personal Property is not subject to any Lien, except (1) those set forth in Schedule 2.6(c) or, (2) Liens for taxes not yet due and payable (collectively, "Permitted Liens").

            Section 2.7. Liabilities. The Company has no liability, indebtedness, claim or obligation, matured or unmatured, contingent or otherwise (collectively, "Liabilities") other than: (a) Liabilities disclosed or provided for in the Financial Statements; (b) Liabilities disclosed in this Agreement and the Schedules referred to in this Agreement and Liabilities not required to be disclosed therein by reason of term or amount or other qualifications contained in the representations and warranties of this Agreement; (c) Liabilities arising in connection with the Contracts (as hereinafter defined) (none of which arise from defaults thereunder or breaches thereof by the Company prior to the Closing); and (d) Liabilities incurred in the ordinary course of the Business consistent with past custom and practice between June 30, 1997 and the Closing


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Date which, individually or in the aggregate, would not have a Material Adverse
Effect.

            Section 2.8. Occurrences after June 30, 1997. Since June 30, 1997, through the date hereof, except as set forth in Schedule 2.8 hereto, except as may be set forth in the Financial Statements, and except for changes in the ordinary course of business consistent with past custom and practice and changes in the industry or market in which the Company operates generally, there has been no change in the financial condition, the Personal Property, results of operations or business of the Company, which has materially adversely affected the financial condition, Personal Property, results of operations, business or prospects of the Company. Without limiting the foregoing, since June 30, 1997, except as set forth in Schedule 2.8 hereto or in the Financial Statements, or as otherwise described in this Agreement or the Schedules hereto, the Company has not: (a) incurred, guaranteed, assumed or become subject to any liabilities, except liabilities incurred in the ordinary course of business consistent with past custom and practice; (b) mortgaged, pledged or subjected to Liens, other than Permitted Liens, any of the Personal Property; (c) sold or transferred any of the Personal Property except in the ordinary course of business consistent with past custom and practice; (d) engaged in any transactions not in the ordinary course of business consistent with past custom and practice; (e) granted or promised to grant any increase in the wages, salary, compensation, bonuses or benefits payable by it to any of its employees; (f) increased, or agreed to increase, any benefits payable under, or amended or entered into any severance agreements, employment agreements or Benefit Plans, except as required pursuant to such policies, agreements or Benefit Plans; (g) made or authorized any change in its Certificate of Incorporation or by-laws; (h) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased any of its capital shares or issued, or committed to issue, any shares of stock


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or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities; (i) made commitments or agreements for capital expenditures except such as may be involved in ordinary repair, maintenance or replacement of its assets; or (j) entered into any agreement to effectuate any of the foregoing.

            Section 2.9. Tax Matters. Except as set forth on Schedule 2.9, the Company has timely filed when due all tax returns that it was required to file on or before the Closing Date, all of which tax returns were true, correct and complete in all material respects. Except as set forth on Schedule 2.9, all taxes, including, but not limited to, any federal, state, local, or foreign income, payroll, employment, franchise, withholding, social security, unemployment and sales taxes, of the Company required to be filed and paid, pursuant to such tax returns, which have become due at any time on or prior to and including the Closing Date have been, or will on the Closing Date be, duly paid. Except as set forth on Schedule 2.9, there are no tax audits or investigations pending or, to the knowledge of the Seller, threatened with respect to the Company. No person currently holds, with respect to tax returns filed, powers of attorney from the Company. Except as set forth on Schedule 2.9, no issues have been raised by the relevant taxing authority in connection with the examination of any tax returns of the Company and the Company has not waived any statute of limitations with respect to any taxes.

            Section 2.10. Insurance. Schedule 2.10 hereto sets forth a summary description of all insurance policies currently maintained with respect to the Company. Such policies of insurance are valid and enforceable in accordance with their terms against the Company, and to the best of the Seller' knowledge, are valid and enforceable in accordance with their terms against any other party thereto and are in full force and effect. The Company has taken no action or omitted to take any action that has resulted in a material breach of such policies of insurance.


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The Company has not received any written notice from any insurance carrier issuing such policies that there will hereafter be a cancellation or a non-renewal of any existing policies.

            Section 2.11. Accounts Receivable. Except as set forth on Schedule
2.11 hereto, the accounts receivable of the Company as set forth on the Interim Financial Statements or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and performance of services and other business transactions in the ordinary course of business consistent with past practice, and are not subject to defenses, set-offs or counterclaims and, to the Seller's knowledge, are fully collectible in the ordinary course of business without resort to legal proceedings, net of the reserve set forth on Schedule
2.11 hereto. Notwithstanding the foregoing, any accounts receivable with respect to which an adjustment has been made for purposes of determining the Final Net Working Capital shall be excluded from the representation set forth herein.

            Section 2.12. Intellectual Property. Schedule 2.12 hereto sets forth a complete list of all patents, trademarks, service marks, trade dress, trade names and corporate names owned or used by the Company in the operation of the Business and all registrations, applications and renewals for any of the foregoing (collectively, the "Intellectual Property"). Except as set forth in
Schedule 2.12 hereto, the Company is the sole and exclusive owner of the Intellectual Property, free and clear of any Lien (other than Permitted Liens). The Seller is not aware of any facts which indicate a likelihood of any infringement or misappropriation by any third party with respect to the Intellectual Property. To the Seller's knowledge, the use of the Intellectual Property by the Company does not infringe on the rights of any person. There is no pending or, to the knowledge of the Seller, threatened claim, that the Company is infringing on any patents, trademarks, service marks, trade dress, trade names or other proprietary rights of a third party.


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            Section 2.13. Litigation. Except as set forth on Schedule 2.13, there are no legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the knowledge of the Seller, threatened against the Company or the Seller with respect to the Company. Except as set forth in Schedule 2.13 hereto, the Company is not subject to, nor is there outstanding, any judgment, award, order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal with respect to the Company. The Company is not in default of any judgment, award, order, writ, injunction or decree set forth on Schedule 2.13 hereto.

            Section 2.14. Employee Compensation. Schedule 2.14 hereto contains a true and complete list of all persons employed by the Company, as in effect on the date hereof, together with a statement as to the full amount of compensation, commissions or bonuses currently payable to, or on behalf of, each such person for services rendered during the current year.

            Section 2.15. Employee Benefit Plans. Schedule 2.15 hereto sets forth a list of each retirement or deferred compensation plan, incentive compensation plans, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or other fringe benefit arrangements for any employee, director consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding which is maintained, administered or contributed to by the Company. Such benefit plans are hereinafter collectively referred to as the "Benefit Plans." Each Benefit Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements of all applicable law. All contributions, premiums or payments required to be made with respect to any Benefit Plan have been made on or before their due dates. No employee of the Company will become entitled to any bonus,


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retirement, severance, job security or similar benefit as a result of the transactions contemplated by this Agreement.

            Section 2.16. Labor Matters. The Company does not have any agreement, commitment or understanding, whether formal or informal, with any union representing workers of the Company The Company has not suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees affecting the business of the Company. No collective bargaining agent has been certified to the Company as a representative of any of the employees of the Company, and to the Seller's knowledge, no representation campaign or election is now in progress with respect to any of the employees of the Company.


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            Section 2.17. Agreements and Other Rights.

      (a) Schedule 2.17 hereto sets forth all material contracts, agreements and commitments of the Company, including, but not limited to (collectively, the "Contracts"): (1) agreements for the purchase, sale, leasing or mortgage of real property; (2) notes, debentures, letters of credit, loan agreements or other contracts or commitments for the borrowing or lending of money or guarantees, pledges or undertakings of the indebtedness of any other person; (3) agreements for the purchase, rental or leasing by the Company of materials, supplies, services, machinery or equipment; (4) agreements with customers and subscribers;
(5) agreements with advertisers; (6) agreements for any capital expenditure or leasehold improvement in excess of $5,000; (7) agreements which contain any covenant on the part of the Company not to compete in a certain geographic area, during a certain time period, in a certain business or otherwise restricts the use of confidential information by the Company or any such person; (8) agreements with any present employee, agent or consultant; or (9) any other agreement that is material to the Company.

      (b) All Contracts are in full force and effect and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms against the Company. As to the Contracts, except as disclosed in the Schedules to this Agreement, (1) neither the Company nor, to the Sellers' knowledge, any other party thereunder is in default or breach in any material respect under the terms thereof, and (2) except as set forth on Schedule 2.17, and subject to obtaining the Seller Consents, no event, act or omission has or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder, give cause for termination thereof or permit the acceleration of any obligation


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thereunder.

            Section 2.18. Compliance with Laws. The licenses and permits set forth in Schedule 2.18 hereto are the only licenses and permits which individually or in the aggregate are necessary or required in the conduct of the business of the Company as currently conducted by the Company, except for such licenses and permits the failure to obtain have not resulted in a material adverse effect on the business of the Company and all of such listed licenses and permits are in full force and effect on the date hereof. The Company has not received notice, and, to the knowledge of the Seller, there is no reason to believe, that any appropriate authority intends to cancel, terminate or amend any of such licenses or permits or that valid grounds for such cancellation or termination currently exist. The Company is not in violation of any material law, rule or regulation applicable to the Business, including, but not limited to laws relating to employment and employment practices, occupational safety and health laws and regulations and laws relating to pollution or protection of the environment, and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (collectively, "Laws"), except such violations that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 2.18, since 1990, neither the Company nor the Seller has received any notification of any asserted failure by the Company to comply with any Laws or Permits applicable to the operation of the Business nor are any claims pending against the Company with respect to a violation of any Laws.


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            Section 2.19. Finders' Fee. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Seller or the Company who is or might be entitled to any fee or commission from the Company or the Seller upon the consummation of the transactions contemplated by this Agreement.

            Section 2.20. Bank Accounts; Officer and Directors. Schedule 2.20 sets forth the name and location of each bank in which the Company has an account, lock box or safe deposit and the number of each such account or box and those persons authorized to sign thereon. Schedule 2.20 sets forth a list of all corporate officers and directors of the Company.

            Section 2.21. Transactions with Certain Persons. Except as set forth on Schedule 2.21 annexed hereto, no officer, director or employee of the Company or any member of any such person's immediate family (an "Affiliated Person") is presently a party to any transaction with the Company, including without limitation any contract, agreement or other arrangement (i) providing for furnishing of services by, (ii) providing for the rental or real or personal property from, or (iii) otherwise requiring payments to (in each case other than for services as officers, directors or employees of the Company) any such person, or corporation, partnership or other entity in which any such person has a substantial interest (more than 5% of the outstanding equity securities) as a shareholder, or is an officer, director, trustee or general partner.

            Section 2.22. Corporate Documents. Annexed hereto as Schedule 2.22 are true, correct and complete copies of the Certificate of Incorporation and By-laws of the Company, as amended.

            Section 2.23. Full Disclosure. No representation or warranty of Seller contained in this Agreement contains an untrue statement of material fact or omits to state a material fact required to be stated therein to make the statement, in the context in which made, not materially


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false or misleading.

            Section 2.24. Seller's Knowledge. Whenever the phrase "the Seller's knowledge", "to the best of the Seller's knowledge" or similar phrase is used herein, it shall mean the actual knowledge of Florence B. Schwartzberg which she would have had after due inquiry of the responsible officers and employees of the Company and its counsel and accountants..

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Seller as follows:

            Section 3.1. Authorization; Organization; Standing. The Purchaser has the power and authority to enter into this Agreement and each other agreement contemplated to be executed by the Purchaser in connection herewith, as applicable (the "Purchaser Related Agreements") and to carry out the transactions contemplated hereby and thereby and this Agreement and each of the Purchaser Related Agreements constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has the corporate power and authority to own and lease its properties and to carry on its business as now conducted. The execution, delivery and performance by the Purchaser of this Agreement and each of the Purchaser Related Agreements and the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Purchaser.


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            Section 3.2. Contravention; Consents and Approvals.

      (a) The execution and delivery of this Agreement by the Purchaser does not, and the consummation of the transactions contemplated hereby by the Purchaser will not, require any filing, action, notice, authorization, consent or approval of any person, entity or governmental body.

      (b) The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by the Purchaser will not (A) result in a breach of the terms or conditions of, or constitute a default under or violate or give any third party the right to accelerate any obligation under (1) any provision of any material law, regulation or ordinance applicable to the Purchaser, (2) the Certificate of Incorporation or By-laws of the Purchaser, (3) any material agreement, lease, mortgage, note, bond, indenture, or other instrument or undertaking to which the Purchaser is bound, or (4) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body; or (B) result in the creation or imposition of any Lien upon the property, assets or business of the Purchaser, except, in any case, for such breaches, defaults, violations or Liens which will not have a material adverse impact on the property, assets and business of the Purchaser or on the ability of the Purchaser to consummate the transactions contemplated hereby.

            Section 3.3. Purchase for Investment. The Purchaser is acquiring the Shares for investment and not with a view to the sale or distribution thereof in violation of the Securities Act of 1933, as amended, or any other Federal or State securities laws.

            Section 3.4. Financing. The Purchaser has the funds required to pay the Purchase Price and to consummate the transactions contemplated hereby.

            Section 3.5. Finders' Fee. There is no investment banker, broker, finder or other


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intermediary which has been retained by, or is authorized to act on behalf of, the Purchaser or any affiliates who might be entitled to any fee or commission from the Purchaser or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 4.
                             COVENANTS OF THE SELLER

      The Seller covenants and agrees that:

            Section 4.1. Non-Competition. The Seller agrees that for a period of three (3) years after the Closing, the Seller shall not, directly or indirectly, herself or as the agent of any partnership, or as an agent, stockholder or investor (except as not more than 2% of the outstanding stock of any corporation whose stock is publicly traded) of any corporation, (i) engage in or be connected in any manner with any business or activity located within Nassau County, which is engaged in the business of publishing a weekly newspaper, except that, notwithstanding the foregoing, Seller shall be permitted to submit and publish writings and columns in any such weekly newspaper; provided, that the Seller first gives the Company the option to publish any such writings and columns, and the Company does not (within 5 days of the Seller's submission of such column to the Company), elect to publish such writings. If the Company elects to publish such columns, and does not actually publish such columns, within one month of its election, then the Seller is free to submit such column to any other entity, or (ii) solicit, interfere with or endeavor to entice away from the Purchaser or its affiliates any customers or any person, firm, company or corporation dealing with the Purchaser or its affiliates, or interfere with or entice away any employee of the Purchaser or its affiliates.

            Section 4.2. Consents. The Seller will use her best efforts to cause the Company to obtain all consents, approvals and waivers of third parties or authorities set forth in

Schedule 2.4(a) hereto required to be obtained pursuant to this Agreement on or prior to the Closing.

            Section 4.3. Taxes. It is understood and agreed that all liabilities with respect to taxes and income arising out of the operation of the business of the Company for all periods through the Closing Date shall be for the account of the Seller and all liabilities with respect to taxes and income arising out of the operation of the business of the Company from and after the Closing Date shall be for the account of the Purchaser. The parties shall file such returns and taxes as are applicable in accordance with the foregoing. In addition, the Seller agrees to use her best efforts, following the Closing Date, to obtain the appropriate documentation, to the extent available, to indicate that the tax liens set forth on Schedule 2.9 hereto have been satisfied, other than the Tax Liabilities (as defined in Section 8.1 hereof).

                                   ARTICLE 5.
                           COVENANTS OF THE PURCHASER

            Section 5.1. Books and Records. Until the expiration of six years from the Closing Date (and, if at the expiration thereof any judicial proceeding is in progress, for such longer period as such judicial proceeding is in progress) with respect to books and records of the Company, the Purchaser will, and will cause the Company to, (i) retain and, as the Seller may reasonably request, permit the Seller at her expense during normal business hours to inspect and copy, all books and records of the Company that relate to the period prior to the Closing Date, and (ii) assist in arranging discussions with officers, directors, employees and agents of the Company on matters that relate to the Company with respect to periods prior to the Closing Date.

                                   ARTICLE 6.
                            DELIVERIES BY THE SELLER

      On the date hereof, the Seller shall deliver the following items to the Purchaser, each of which shall be in form and substance reasonably satisfactory to the Purchaser:

            Section 6.1. Delivery of Stock Certificates. The Seller shall have delivered to the Purchaser certificates representing the Shares, duly endorsed for transfer by delivery, or accompanied by stock powers duly endorsed in blank.

            Section 6.2. Resignations. The Seller shall have delivered to the Purchaser the resignations, effective as of the Closing Date, of each of the directors of the Company, and each corporate officer of the Company.

            Section 6.3. Escrow Agreement. The Seller shall have delivered to the Purchaser the Escrow Agreement, annexed hereto as Exhibit A, duly executed by the Seller and the Escrow Agent.

            Section 6.4. Good Standing; Corporate Records. The Seller shall have delivered to the Purchaser a Certificate of Good Standing, with respect to the Company, from the Secretary of State of the State of New York and the corporate books and records, including the stock book and stock book ledger of the Company existing on the Closing Date.

            Section 6.5. Shareholder Loans. The loans to the Company set forth on Schedule 2.21 hereto shall have been paid in full and the Purchaser shall have been provided with satisfactory evidence thereof.

            Section 6.6. Outstanding Tax Liabilities. The outstanding tax liabilities of the Company listed on Schedule 2.9 shall have been paid in full or deducted from the Purchase Price on the Closing Date, and the Purchaser provided with satisfactory evidence thereof.

            Section 6.7. Secretary's Certificate. The Seller shall have delivered to Purchaser a Secretary's Certificate of the Company certifying as to the true and correct nature of the Certificate of Incorporation and By-Laws of the Company.

                                   ARTICLE 7.
                           DELIVERIES BY THE PURCHASER

      On the date hereof, the Purchaser shall deliver the following to the Seller, each of which shall be in form and substance reasonably satisfactory to the Seller:

            Section 7.1. Payment. Payment of the Purchase Price shall have been made as provided in Section 1.2 hereof.

            Section 7.2. Escrow Agreement. The Purchaser shall have delivered to the Seller the Escrow Agreement annexed hereto as Exhibit A duly executed by the Purchaser and the Escrow Agent.

            Section 7.3. Consents. The Seller Consents, and all other consents necessary to consummate the transactions contemplated hereby, shall have been obtained.

            Section 7.4. Secretary's Certificate. The Seller, shall have received a certificate duly executed by the Secretary of the Purchaser, certifying as to the resolutions adopted by the board of directors of the Purchaser approving the execution of this Agreement and the consummation of the transactions contemplated hereby, together with copies of such resolutions.

                                   ARTICLE 8.
                                 INDEMNIFICATION

            Section 8.1. Seller's Indemnification. The Seller hereby agrees to indemnify and hold harmless the Purchaser and its affiliates, successors and assigns, officers and directors, from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) of any nature, whether absolute, contingent or otherwise (any or all of the foregoing herein referred to as a "Loss" or the "Losses") to the extent that a Loss arises out of or is based upon (i) any breach of any of the representations and warranties made by the Seller in this Agreement or the Seller Related Agreements; (ii) any breach of any covenants or agreements made by the Seller in this Agreement or the Seller Related Agreements; (iii) subject to the next two sentences of this Section 8.1, any claims of any taxing authorities against the Company in respect of tax liabilities (including interest and penalties thereon) relating to all periods ending on or prior to the Closing Date, (iv) any claims in respect of those matters set forth on Schedule 2.13, provided, that for those matters for which a reserve or expense has been established or included on the Financial Statements, or in the calculation of the Closing Date Net Working Capital, only claims in excess of such reserve or expense item, and (v) any claims of any Affiliated Person with respect to any contract, agreement or arrangement entered into prior to the Closing Date. Notwithstanding Section 8.1 (iii) above, it is agreed that the Purchase Price has been reduced in an amount equal to the outstanding tax liabilities of the Company set forth on Schedule 1.2 hereto (the "Tax Liabilities"). Accordingly, any and all Losses and liabilities arising out of or based upon the Tax Liabilities, up to the amount set forth on Schedule 1.2, are for the sole account, liability and obligation of the Purchaser and the Company, shall not be deemed Losses of the Purchaser or the Company and the Seller shall have no liability or obligations with respect thereto, whether under this
Section 8.1 or otherwise.

            Section 8.2. Purchaser's Indemnity. The Purchaser hereby agrees to indemnify and hold harmless the Seller and her affiliates, successors, assigns, representatives and heirs from and against any Loss to the extent that such Loss arises out of or is based upon (i) any breach of any of the representations and warranties made by the Purchaser in this Agreement or the

Purchaser Related Documents; or (ii) any breach of any of the covenants or agreements made by the Purchaser in this Agreement or the Purchaser Related Agreements; or (iii) any claims of any taxing authorities in respect of tax liabilities (including interest and penalties thereon) relating to all periods ending after the Closing Date; or (iv) any claims arising in connection with the Tax Liabilities, up to the amount set forth on Schedule 1.2; and (v) all liabilities and obligations arising out of the operation of the business of the Company (except to the extent such liability or obligation arises out of an item for which the Purchaser is entitled to be indemnified for hereunder).

            Section 8.3. Tax Benefit/Insurance Proceeds. Indemnification with respect to a Loss shall be net of the tax benefit to the person asserting a right to indemnification under this Article 8 (the "Indemnitee"), or any company joining in a consolidated tax return with the Indemnitee, but after giving effect to any tax which shall be required to be paid on such indemnification payment by the Indemnitee or the entity receiving such payment attributable to a Loss. Indemnitee's determination of the net tax benefit shall not be subject to dispute or challenge absent manifest error. In addition, in determining the amount of Loss for which an Indemnitee is entitled, the Loss shall be reduced by any insurance proceeds which are paid to such Indemnitee with respect to the Loss for which indemnification is sought. If the Seller pays the Purchaser a payment which satisfied the Seller's obligations under this Article 8 with regard to a Loss for which the Purchaser was entitled to indemnification in accordance with Section 8.1 and, after such payment by the Seller, the Purchaser receives insurance proceeds in payment of the same Loss, the Purchaser will reimburse the Seller for the amount the Seller has paid up to, but not exceeding, the insurance proceeds received.

            Section 8.4. Notice. Notice of any matter which may give rise to such claim shall be given in writing by the Indemnitee to the person against whom indemnification is sought (the "Indemnitor") promptly after such matter has been asserted against Indemnitee. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the relevant details thereof. The Indemnitee's failure to give prompt notice of a claim shall not constitute a defense (in part or in whole) to any claim for indemnification for such party, except and only to the extent that such failure shall result in material prejudice to the indemnifying party.

            Section 8.5. Procedural Matters. The Indemnitor shall have the right to settle and to defend, through counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's expense, any action which may be brought in connection with all indemnifiable matters subject to this Article 8 (a "Third Party Action") by providing Indemnitee with written notice thereof. The defense by Indemnitor of any such action shall not be deemed a waiver by the Indemnitor of its right to assert a dispute with respect to the responsibility of the Indemnitor with respect to the Loss in question. The Indemnitee shall not have the right to settle or compromise any claim against the Indemnitee without the prior written consent of the Indemnitor unless the Indemnitor has elected not to defend such claim in which event the Indemnitee shall have the right to assume the defense of such claim in such manner as it deems appropriate, at the Indemnitor's expense; provided, however, that any such settlement or compromise, as a condition precedent thereto, must include a release of the Indemnitor in form and substance satisfactory to such Indemnitor from such claim. No Indemnitee shall pay or voluntarily permit the determination of any liability which is subject to any such action while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

            Section 8.6. Limitation on Indemnification. Notwithstanding anything else to the contrary contained herein, the Purchaser shall not be entitled to assert any claim for indemnification contained in Section 8.1 unless and until such time as the Losses, in the aggregate, exceed $25,000, at which time the Seller shall indemnify the Purchaser only for those Losses which exceed $25,000; it being understood and agreed that the Seller shall have no liability to the Purchaser with respect to the first $25,000 of Losses and that such are for the sole account of the Purchaser. In addition, the total indemnification to which the Purchaser shall be entitled under this Agreement shall be limited to an amount, in the aggregate, not to exceed the Purchase Price, as adjusted pursuant to Section 1.2(c) hereof.

            Section 8.7. Survival. The representations and warranties of the parties contained in this Agreement (and the obligations of the parties hereto to indemnify the other with respect thereto) will survive the Closing until August 27, 1998; provided, however, that the representations and warranties contained in Section 2.9 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (after giving effect to any waiver, mitigation or extension thereof) and the representations and warranties contained in Section 2.2 shall survive the Closing for a period of six years and the representations and warranties contained in Sections 2.19 and
3.5 shall survive the Closing indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnification may be sought will survive the time at which it would otherwise terminate if written notice of such indemnification claim shall have been made prior to such termination date.

            Section 8.8. Exclusive Remedy. Subject to Article 9 hereof, the parties hereto acknowledge and agree that the indemnity provided in this Article 8 shall be the sole and exclusive remedy of the parties for any breach of this Agreement, provided, however, that the foregoing shall not be deemed to waive any claims any party may assert against the other arising out of fraud.

                                   ARTICLE 9.
                                  MISCELLANEOUS

            Section 9.1. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

            Section 9.2. Headings and Captions The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            Section 9.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

            Section 9.4. Entire Agreement. This Agreement including all Exhibits and Schedules hereto and thereto, constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, in each case, whether oral or written, preliminary agreements, representations or warranties or projections made prior to the date hereof.

            Section 9.5. Separability. If any section, subsection or provision is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

            Section 9.6. Notices All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing and shall be given by delivery, telecopy transmission or by overnight courier, postage prepaid, as follows: if to the Seller, to the address set forth on page one annexed hereto, with a copy to Rivkin, Radler & Kremer, EAB Plaza, Uniondale, New York, 11556, Attn: Jill Rosen Nikoloff, Esq., and if to the Purchaser, to its address set forth on page one hereto, with a copy to Jones Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attn: Marc Kirschner, Esq., or at such other address or telecopy number as any party may from time to time specify to the other parties hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given (i) on the next day following delivery with an overnight courier, (ii) on the date of personal delivery, or
(iii) on the date of telecopy (provided the appropriate answer back is received) thereof, as the case may be.

            Section 9.7. Costs. Except as otherwise set forth herein, each party will pay its own costs and expenses involved in carrying out the transactions contemplated by this Agreement.

            Section 9.8. Amendment; Assignment. This Agreement may not be amended or assigned except by an instrument in writing signed by all of the parties hereto.

            Section 9.9. Disclosure on Schedules. For purposes of this Agreement, a disclosure by any party hereto of any fact on any Schedule shall be deemed a disclosure on every Schedule of any party hereto to the extent such disclosure properly could have been made thereon but was not made.

            Section 9.10. Arbitration.

      (a) Each and every controversy or claim arising out of or relating to this Agreement, and any document executed in connection herewith, shall be settled by arbitration in accordance with the rules of the American Arbitration Association (the "AAA"), in Nassau County, New York and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement in accordance with the rules of the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The award of the arbitrator shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrator with respect to each of the issues so submitted. The award pursuant to such arbitration will be final, binding and conclusive. The arbitration shall be conducted by one arbitrator selected in accordance with the rules of the AAA.

      (b) Counsel to the Purchaser and the Seller and in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The Purchaser and the Seller, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

            Section 9.11. Construction. Any court or arbitrator interpreting or construing this Agreement shall not apply a presumption that any provision shall be more strictly construed against the party who prepared it.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                                 /s/ Florence B. Schwartzberg
                                               ---------------------------------
                                               Florence B. Schwartzberg


                                               NEWS COMMUNICATIONS, INC.

                                               By: /s/ Wilbur L. Ross, Jr.
                                                  ------------------------------
                                               Name: Wilbur L. Ross, Jr.
                                                    ----------------------------
                                               Title: Chief Executive Officer
                                                     ---------------------------

                                    Exhibit A

                                ESCROW AGREEMENT

            ESCROW AGREEMENT, dated as of November ___, 1997, by and among Florence Schwartzberg (the "Seller"), News Communications, Inc. (the "Buyer") and Rivkin, Radler & Kremer (the "Escrow Agent").

                                R E C I T A L S:

            1. The Seller and the Buyer have entered into a Stock Purchase Agreement, dated the date hereof (the "Purchase Agreement"), providing for the sale by the Seller and the purchase by the Buyer of all of the issued and outstanding stock (the "Shares") of South Shore Publishers, Inc., all as set forth in the Purchase Agreement.

            2. The Purchase Agreement requires the sum of $42,200 to be delivered to the Escrow Agent in connection with certain claims that may arise under Sections 1.2(c) and 8.1 thereof.

            3. The parties hereto wish to appoint the Escrow Agent, and the Escrow Agent has agreed to act, as a depository and administrator of the escrow funds, all upon the terms, conditions and provisions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

            1. Deposit of Funds. On the date hereof, the Buyer has deposited the sum of $42,200 (the "Escrow Funds") with the Escrow Agent and the Escrow Agent acknowledges receipt of the Escrow Funds.

            2. Handling of Escrow Funds. The Escrow Agent shall hold the Escrow Funds in a segregated, interest-bearing bank account, in the name of the Escrow Agent, as escrow agent (the Escrow Funds, including all interest earned thereon, being collectively, the "Escrow Amount").

            3. Term. The Escrow Amount shall be held, maintained, invested and paid in accordance with the terms of this Escrow Agreement for a period of one year (i.e., 365 calendar days) from, but excluding, the date hereof (the "Escrow Period"), subject to the further provisions of this Escrow Agreement.

            4. Release of Escrow Amount to the Buyer. From time to time prior to the expiration of the Escrow Period, the Buyer shall have the right to make a claim against the Escrow Amount, by delivering a written demand, specifying the precise dollar amount of the claim (a "claim") and the basis therefor under Sections 1.2(c) or 8.1 of the Purchase Agreement, to the Escrow Agent, with a copy of such claim being delivered simultaneously to the Seller. The Escrow Agent shall deliver to the Buyer the portion of the Escrow Amount which is equal to the amount of such claim at the expiration of a period of ten "business days" (as defined below) following, but excluding, the day on which the Escrow Agent receives such demand unless, during such ten business day period, the Escrow Agent receives written notice from the Seller stating the objection of the Seller to all or a portion of such claim (a "dispute") and specifying the precise dollar amount which is in dispute (the "disputed amount"), with such notice being given simultaneously to the Buyer. If the Escrow Agent receives notice of a dispute in accordance with the foregoing provisions, the Escrow Agent shall not disburse any of the Escrow Funds which are the subject of any such dispute to the Buyer or the Seller until the dispute has been settled in the manner set forth in Section 7 below. For purposes hereof, the term "business days" means any day on which commercial banks are not authorized or required to close in New York City.

            5. Release of Escrow Amount to the Seller. Upon the expiration of the Escrow Period and from time to time thereafter (i.e., until the entire Escrow Amount has been disbursed or deposited in accordance with the provisions hereof), the Escrow Agent shall make payment to the Seller of that portion of the Escrow Amount which is not the subject of a "pending" claim or dispute (i.e., a claim which is not the subject of a dispute or a dispute that has not been settled in the manner set forth in Section 7 below).

            6. Compliance with Purchase Agreement.

            The Seller acknowledges and agrees that the Buyer has the right to make a claim upon the Escrow Amount, provided that the Buyer complies with the terms and conditions of this Escrow Agreement and with the terms, conditions and limitations of Article 8 of the Purchase Agreement.

            7. Settlement of Disputes. Any dispute that may arise under this Escrow Agreement shall be settled either by mutual agreement of the Buyer and the Seller (evidenced by appropriate instructions in writing to the Escrow Agent, signed by such parties) or by a Final Order (as hereinafter defined), and the Escrow Agent shall only be obligated to disburse the disputed amount to the Buyer or the Seller, as the case may be, in accordance with the explicit written instructions contained in any such agreement or Final Order, as the case may be. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

            8. Concerning the Escrow Agent.

                  (a) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Buyer and the Seller specifying a date when such resignation shall take effect. Upon such notice, a successor escrow agent shall be appointed with the written consent of the Buyer and the Seller, such successor escrow agent to become escrow agent hereunder upon the resignation date specified in such notice and upon the delivery by the Escrow Agent to such successor of the Escrow Amount then held by the Escrow Agent hereunder. If the Buyer and the Seller are unable to agree upon a successor escrow agent within thirty days after such notice, the Escrow Agent shall deposit the Escrow Amount then held by the Escrow Agent hereunder in the Supreme Court of the State of New York, County of Nassau, and it shall thereby be discharged of its duties and responsibilities hereunder, the parties hereto hereby consenting and submitting to the personal jurisdiction of such court and agreeing to waive all rights to contest such jurisdiction in connection with any such action by the Escrow Agent or any matter arising out of this Escrow Agreement or in connection herewith. The Escrow Agent shall continue to serve until its successor executes this Escrow Agreement, accepts the escrow and receives the Escrow Amount or until it shall deposit the Escrow Amount into Court as provided above. The Buyer and the Seller shall have the right at any time to substitute a new escrow agent by giving written notice thereof, duly executed by each, to the Escrow Agent or the escrow agent then acting.

                  (b) The Escrow Agent undertakes to perform such duties as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument, or signature believed by it to be genuine and believed by it to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof. The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or directions given by either the Seller or the Buyer or by any other person, firm or corporation, except (i) such notices, directions, certifications or instructions as are specifically provided for herein and (ii) a Final Order (as defined herein). If any property subject hereto is at any time attached, garnished or levied upon under a Final Order, or if the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by a Final Order, or if a Final Order shall be made or entered affecting such property or any part thereof, then, in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such Final Order. The term "Final Order" as used herein shall mean any order, writ, judgment or decree of any court or arbitration proceeding in accordance with Section 10.10 of the Purchase Agreement which the Escrow Agent determines, in its sole discretion, is not subject to further review or appeal and is binding upon the Escrow Agent. In the event that the Escrow Agent shall be uncertain as to its duties, obligations or responsibilities hereunder, or shall receive instructions from the Buyer or the Seller which, in the sole judgment of the Escrow Agent, are vague or in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to maintain the Escrow Amount in escrow in accordance with the provisions hereof and to decline to take any further actions until the Escrow Agent receives joint written instructions from the Buyer and the Seller or a Final Order directing the disbursement of all or any portion of such Escrow Amount, in which case the Escrow Agent shall then make such disbursement in accordance with such directions or Final Order.

                  (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

                  (d) Each party hereto agrees to indemnify the Escrow Agent and hold it harmless from and against any claim made against the Escrow Agent by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability, cost or expense, including reasonable attorneys' fees and other reasonable expenses of defending itself against any claim of liability it may sustain in carrying out the terms of this Escrow Agreement (which may include the services of the partners and associates of the Escrow Agent billed at their customary rates), except such claims successfully asserted against the Escrow Agent which are based upon its bad faith or willful misconduct.

                  (e) Any payments of interest or income from the Escrow Funds shall be subject to withholding regulations then in force with respect to Federal taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax identification purposes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrow Funds and is not responsible for any other reporting. The provisions of this Section (e), as well as Sections (c) and (d) above and (f) below, shall survive any termination of this Escrow Agreement or the resignation of the Escrow Agent.

                  (f) The Escrow Agent shall have no liability in respect of or duty to inquire into the terms and conditions of the Purchase Agreement or any other document or agreement executed in connection therewith, its duties under this Escrow Agreement being understood to be purely ministerial in nature. Furthermore, the Escrow Agent shall be permitted to consult with counsel of its choice (which may include consultation with partners and associates of the Escrow Agent) and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the advice of such counsel.

                  (g) The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation or recision of this Escrow Agreement, unless the same shall be in writing and signed by the parties hereto, including the Escrow Agent.

                  (h) The Buyer acknowledges that the Escrow Agent serves as counsel to the Seller and consents to the Escrow Agent continuing to do so with respect to all matters, including, but not limited to, the Purchase Agreement.

                  (i) Except as provided elsewhere herein to the contrary, all expenses incurred by the Escrow Agent, including the time of its attorneys in connection with the discharge of its services as Escrow Agent or otherwise, and all disbursements, in any event incurred following the date hereof, shall be borne one-half by the Buyer and one-half by the Seller, in an amount not to exceed $2,500 in the aggregate.

            9. Miscellaneous.

                  (a) This Escrow Agreement and any action in connection herewith shall be construed by and governed in accordance with the laws of the State of New York (without regard to its conflicts of laws rules).

                  (b) This Escrow Agreement shall be binding upon and shall inure

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to the benefit of the successors and assigns of the parties hereto.

                  (c) This Escrow Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

                  (d) Section headings contained in this Escrow Agreement have been inserted for reference purposes only and shall not be construed as part of this Escrow Agreement.

                  (e) All capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Purchase Agreement.

                  (f) This Escrow Agreement constitutes the entire agreement and understanding between the parties with respect to its subject matter and it may and it may only be modified, amended, terminated, cancelled or rescinded pursuant to a written agreement signed by all of the parties hereto (including the Escrow Agent).

                  (g) All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid, to the appropriate address as set forth below. Notices to the Seller shall be addressed to:

             Florence Schwartzberg
             373 Island Avenue
             Woodmere, New York 11598

with a copy to:

             Rivkin, Radler & Kremer
             EAB Plaza
             Uniondale, New York 11556-0111
             Attention: Jill Rosen Nikoloff, Esq.

or at such other address and to the attention of such other person as the Seller may designate by written notice to the Buyer.

             Notices to the Buyer shall be addressed to:

             News Communications, Inc.
             174-15 Horace Harding Expressway
             Fresh Meadows, New York 11365
             Attention: President
with a copy to:

             Jones Day Reavis & Pogue
             599 Lexington Avenue
             New York, New York 10022
             Attention: Marc Kirschner, Esq.

or at such other address and to the attention of such other person as the Buyer may designate by written notice to the Seller.

             Notice to the Escrow Agent shall be addressed to:

             Rivkin, Radler & Kremer
             EAB Plaza
             Uniondale, New York 11556-0111
             Attention: Jill Rosen Nikoloff, Esq.

or at such other address and to the attention of such other person as the Escrow Agent may designate by written notice to the other parties. Except as provided elsewhere herein to the contrary, any notice shall be deemed to have been served or given as of the date such notice is personally delivered or five business days after it is properly mailed hereunder.

                  (h) The parties hereto agree that all legal expenses incurred by all parties in connection with a litigated dispute as to disbursement of the Escrow Amount shall be borne by the party or parties against which the case is decided.

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.

                                           NEWS COMMUNICATIONS, NC.


----------------------------------
RIVKIN, RADLER & KREMER                    By: /s/ Wilbur L. Ross, Jr.
                                              ----------------------------------
                                           Name: Wilbur L. Ross, Jr.
                                           Title: Chief Executive Officer


                                           -------------------------------------
                                           Florence Schwartzberg


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